UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): June 21, 2022

South Dakota Soybean Processors, LLC
(Exact name of registrant as specified in its charter)

South Dakota	000-50253	46-0462968
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
100 Caspian Avenue; PO Box 500 Volga, South Dakota		57071
(Address of principal executive offices)		(Zip Code)

(605) 627-9240
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

Item 5.07 Submission of Matters to Vote of Security Holders.
On June 21, 2022, South Dakota Soybean Processors, LLC ("the Company") held it 2021 Annual Meeting of Members in Volga, South Dakota. The primary purposes of the meeting were: (1) To receive the report of management on the business of the Company and the Company's audited financial statements for the fiscal year ended December 31, 2021; (2) To elect five members of the board of managers, one from each of the five geographical districts; (3) To approve amendments to our Operating Agreement; (4) To approve, on an advisory basis, the compensation of the Company's named executive officers ("Say-on-Pay"); and (5) To transact such other business as may properly come before the meeting and at any and adjournments thereof.
In the first proposal, the following persons were elected to the Company's board of managers:
District 1:    Craig Converse
District 2:    Robert Nelsen
District 3:    Jeff Hanson
District 4:    Ronald Welter
District 5:    Ned Skinner
Messrs. Converse, Nelsen, Hanson and Skinner, each of whom ran unopposed in their respective districts, were elected by the following tally:

District	Name	For	Abstain
1	Craig Converse	91	7
2	Robert Nelsen	105	8
3	Jeff Hanson	87	10
5	Ned Skinner	105	15
In District 4, Ronald Welter was elected by the following tally:
Ronald Welter        43
Dale Hansen        37
Abstain        14
In the second proposal, the members voted in favor of the amendments to the Company's Operating Agreement to reduce the size of the board of managers and reduce and change the districts by the following tally:
For            321
Against        141
Abstain         71
In the third proposal, the members voted to endorse the compensation of the Company's named executive officer by the following tally:
For            278
Against        123
Abstain        130

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits. The following exhibits are filed with this report:

3.1 (ii)	Amended and Restated Operating Agreement dated June 20, 2022.
SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTH DAKOTA SOYBEAN PROCESSORS, LLC

Dated: June 23, 2022	/s/ Mark Hyde
Mark Hyde, Chief Financial Officer